THIS AGREEMENT is made the 16th day of November Two Thousand and Twenty two

BETWEEN the Vendor whose name(s), address(es)/registered office(s) and identification number/business registration number are more particularly set out in Part A of Schedule 1 hereto ("the Vendor") of the one part and the Purchaser whose names(s), address(es)/registered office(s) and identification number/business registration number are more particularly set out in Part B of Schedule 1 hereto ("the Purchaser") of the other part.

IT IS AGREED as follows:

1. The Vendor shall sell and the Purchaser shall purchase ALL THOSE premises shortly described in Part C of Schedule 1 hereto and the appurtenances thereto and all the estate right title interest property claim and demand whatsoever of the Vendor therein and thereto ("the Property") for the residue of the term of years for which the same are held from the Government or absolutely as the case may be.
2. The purchase price shall be in the sum set out in Part H of Schedule 1 hereto which shall be paid and satisfied by the Purchaser to the Vendor in the manner set out in Schedule 2 hereto.
3. Completion shall take place at the offices of CFN Lawyers Solicitors at Rooms Nos.4101-4104, 41st Floor, Sun Hung Kai Centre, No.30 Harbour Road, Wanchai, Hong Kong on or before the date specified in Part G of Schedule 1 hereto between the hours of 9:30 a.m. and 5:00 p.m. on weekdays and 9:30 a.m. and 12:30 p.m. on Saturdays. The parties hereto expressly agree that completion of the sale and purchase shall be implemented by way of the usual solicitors' undertaking subject to the usual Law Society Qualifications.
4. Vacant possession of the Property shall be delivered to the Purchaser on completion.
5. Time shall in every respect be of the essence of this Agreement.
6. The Vendor shall on completion assign the Property in the capacity as set out in the Schedule 3 hereto.
7. (a) The Vendor shall give good title to the Property in accordance with Section 13A of the Conveyancing and Property Ordinance Cap.219. The Vendor shall, in accordance with Section 13 of the Conveyancing and Property Ordinance Cap.219, prove his title to the Property at the Vendor's own expense and shall at like expense make and furnish to the Purchaser such certified, attested or other copies of any deeds or documents of title, wills and matter of public record as may be necessary to prove such title. The costs of verifying the title by inspection and examination, including search fees, shall be borne by the Purchaser who shall also, if the Purchaser requires certified, attested or other copies of any documents in the Vendor's possession relating to other premises retained by the Vendor as well as to the Property pay the costs of such certified, attested or other copies.

   (b) Notwithstanding the provisions relating to production of title deeds and

documents of title in Section 13 of the Conveyancing and Property Ordinance Cap.219 and anything herein contained or otherwise implied to the contrary, it is hereby expressly agreed:-

(i) that for the purpose of enabling the Purchaser to approve title and raise requisition or objection in respect of title to the Property, delivery to the Purchaser or his solicitors of photocopies of title deeds or documents of title to which the Purchaser is entitled in accordance with Section 13 of the Conveyancing and Property Ordinance Cap.219 (hereinafter called "the said title deeds") by the Vendor shall be sufficient, provided the Vendor gives an undertaking to the Purchaser to furnish certified copies of the said title deeds within reasonable time, the cost and expense for procuring photocopies and certified copies of the said title deeds shall be borne by the Vendor; and

(ii) that the failure of the Vendor to furnish certified copies of the said title deeds to the Purchaser on the date of completion shall not by itself be a ground for delay of completion by the Purchaser or be treated as or constitute a default or failure on the part of the Vendor to complete the sale and purchase in accordance with the terms of this Agreement.

(c) Such of the documents of title as are required for the purpose of giving title to the Property shall be delivered to the Purchaser. All other documents of title in the possession of the Vendor shall be retained by the Vendor who shall, if so required on completion of the sale, give to the Purchaser a covenant for safe custody thereof and for production and delivery of copies thereof, such covenant to be prepared by the Purchaser.

8. Save as herein varied or extended there are incorporated into this Agreement as if they were herein written the conditions respectively on the part of the Vendor and the Purchaser set out in Part A of the Second Schedule to the Conveyancing and Property Ordinance Cap.219 and in case of conflict the Clauses as contained in this Agreement shall prevail.

9. Clause 5 and Clause 7 of Part A of the Second Schedule to the Conveyancing and Property Ordinance Cap.219 shall not apply to this Agreement.

10. Requisitions and objections (if any) in respect of the title or description of the Property or otherwise arising out of this Agreement shall be delivered in writing to the Vendor's solicitors within 7 working days after receipt of the title deeds and documents in the possession of the Vendor by the Purchaser's solicitors, in respect of which time is of the essence. The Purchaser shall be deemed to have accepted the Vendor's title if such requisition or objection in respect of the title is not delivered to the Vendor's solicitors within the time stipulated above. The reply of the Vendor's solicitors to any requisition or objection by the Purchaser's solicitors shall be deemed to have been accepted by the Purchaser unless the Purchaser's solicitors object to such reply within 7 business days of their receipt thereof. If the Purchaser shall make or insist on any objection or requisition either as to title conveyance or any matter

appearing on the title deeds or particulars or conditions or otherwise which the Vendor shall be unable or (on the ground of difficulty delay or expense or any other reasonable ground) unwilling to remove or comply with or if the title of the Vendor shall be defective the Vendor shall notwithstanding any previous negotiation or litigation be at liberty by giving to the Purchaser or his solicitors not less than three (3) days' notice in writing to annul the sale in which case unless the objection or requisition shall have been in the meantime withdrawn by the Purchaser or the same shall have been removed or complied with by the Vendor the sale shall at the expiration of the said notice be annulled and the Purchaser shall be entitled to the return of the deposit or deposits and all other money paid by the Purchaser including the initial deposit ("the deposit") to the Vendor forthwith but without interest costs or compensation to the Purchaser who shall accept the same in full satisfaction of all claims under this Agreement or otherwise howsoever. The Purchaser shall thereupon return to the Vendor all title deeds and documents belonging to the Vendor in his possession in connection with the sale.

11. (a) The Purchaser acknowledges that no warranty is given by the Vendor on any of the following matters, namely:

(i) The physical state and condition, quality or fitness of the fittings and finishes or the installations and appliances (if any) incorporated in the Property or in the Building of which the Property forms part ("the Building");

(ii) The physical state and condition of the Property or of the Building or of any structures or erections therein and thereto;

(iii) The area of the Property; and

(iv) The composition of the Property or of the Building or the nature or manner of their construction.

(b) The Purchaser acknowledges that he has been invited to inspect the Property or cause it to be inspected on his behalf and that he is entering into this Agreement on the basis of such inspection and of the terms hereof and not in reliance on any representation or warranty whatever written oral expressed or implied made by or on behalf of the Vendor. The Purchaser declares and confirms that he is fully satisfied with and accepts in all respects the existing physical state, condition and finishes of the Property and the fixtures and fittings therein and he is purchasing the Property in its present state and shall not make any objection or requisition thereto or in connection therewith. The Property is and will be sold on an "as is" basis and in the physical state and condition as it stands.

(c) The Vendor does not warrant or represent that each and every fixture, fitting, erection, structure and building works (if any) on the Property or any part or parts thereof is erected in all respects in compliance with the terms of the deeds and documents as mentioned in Part C of Schedule 1 and/or the Government Grant and/or Buildings Ordinance and/or any other legislation or regulation. The Vendor shall be under no liability whatsoever if it is discovered after completion that the present use of the Property or any part or

parts thereof is not a permitted user or that there is any erection, structure, fittings, fixtures and/or building works (if any) in any part or parts of the Property which is in contravention of the said deeds, documents, Ordinances and regulations. The Purchaser shall in respect of the matters aforesaid be responsible for making his own inquiry and investigation and preparing a surveyor report from a professional surveyor.

12. (a) All stamp duties and land registration fee payable on the preliminary agreement as specified in Part F of Schedule 1 hereto ("the said preliminary agreement"), this Agreement and the subsequent Assignment made pursuant to this Agreement shall be borne by the Purchaser absolutely. In the event of the consideration stated in the said preliminary agreement, this Agreement and the subsequent Assignment not being accepted by the Collector of Stamp Revenue as representing the true value of the Property the additional stamp duties charged by him in accordance with his valuation of the Property shall be borne by the Purchaser absolutely.

(b) Notwithstanding any provisions to the contrary contained herein and for the avoidance of doubt, the Purchaser's duty to pay stamp duty under this Clause shall not cease even if this Agreement is cancelled, annulled or rescinded for whatever reason and the Vendor is not obliged to return the monies paid under this Agreement to the Purchaser until the Purchaser shall have provided evidence to the satisfaction of the Vendor that the Purchaser has discharged his duty under this Clause.

13. Each party shall bear his own solicitors' costs of and incidental to this Agreement and the subsequent Assignment Provided that such costs of the subsequent Assignment shall be calculated according to the scale charges of solicitors based on the purchase money of the Property mentioned herein or in the subsequent Assignment whichever shall be the higher Provided further that for the purpose of the calculation of such costs of the subsequent Assignment if the purchase money to be mentioned in the subsequent Assignment shall be higher than the purchase money mentioned herein then the excess of the costs charged by the Vendor's solicitors shall be paid by the Purchaser And Provided Further that if the Purchaser shall require the Vendor to execute more than one deed of assignment of the Property, the costs of the Vendor's solicitors for approving the additional deed or deeds shall be borne by the Purchaser and all of such costs shall be paid and discharged upon completion of the sale and purchase of the Property.

14. (a) The Vendor declares that CFN Lawyers are the Vendor's agent for the purposes of receiving all monies payable to the Vendor pursuant to this Agreement including the balance of the purchase price payable upon completion.

(b) The Vendor further declares that the payment to such agent of any deposit, instalments of the purchase price and the balance thereof (if any) shall be a full and sufficient discharge of the Purchaser's obligations hereunder.

(c) The Vendor may revoke the authority of the agent and appoint another solicitor as an agent in his place. No such revocation shall be valid unless:

(1) it is in writing addressed to the Purchaser;

(2) it is delivered to the Purchaser care of his solicitors at least seven clear days prior to completion; and

(3) it specifically identifies this Agreement.

15. The Vendor hereby warrants and declares that the Vendor has not received and is not aware of there being any notice or order from the Building Authority or any other competent government authority or manager or management committee of the building requiring the Vendor to demolish or reinstate the Property or any part thereof. If it should be discovered that such notice or order existed prior to the date hereof or if any such notice or order shall be served or issued on or before completion, the Vendor shall at his own cost comply with such notice or order and the Purchaser shall have an option to rescind this Agreement whereupon the deposits paid hereunder shall be returned to the Purchaser in full forthwith and the parties hereto shall at their own costs enter into and cause to be registered at the Land Registry an agreement for cancellation.

16. The Vendor hereby warrants and undertakes that he has not received and is not aware of there being any notice or order from any competent government authority or the manager or management committee of the building requiring the Vendor as one of co-owners of the Building to effect repair to any common part or any common facilities thereof. If it should be discovered that any such notice or order existed prior to the date hereof or if any such notice or order shall be issued or served on or before the Completion Date, the cost for such repair shall be borne by the Vendor.

17. The Vendor hereby declares that he has not received any notice under the Lands Resumption Ordinance, Cap.124 or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance Cap.276 or any other form of notice of similar nature affecting the Property and that he gives no warranty whatsoever as to whether the Property is included in any lay-out plans (draft or approved) under the Town Planning Ordinance Cap.131. The Purchaser shall be personally responsible for making his own inquiry and investigation in respect of the matters aforesaid and of any provisions or redevelopment restrictions affecting the Property under any Ordinance. If it shall be ascertained at any time before completion of the purchase that the Property is affected by any of the said Ordinances, the Purchaser is deemed to have agreed to purchase the Property subject to such provisions and/or restrictions, if any, and the Purchaser shall be bound to complete the purchase notwithstanding any notice which may be given or issued or published in pursuance of any Ordinance after signing of this Agreement.

18. Immediately after the signing of this Agreement, the Property shall as between the Vendor and the Purchaser be at the Purchaser's risk. The Purchaser shall be entitled to take out proper insurance cover on the Property and is advised to do so for his own protection and benefit. To avoid doubt, it is hereby declared and agreed that notwithstanding other terms and provisions in this Agreement but without prejudice to the generality of the first sentence of this Clause, the obligations of the Purchaser to

pay the purchase price and to complete the purchase shall continue notwithstanding the Purchaser being unable to obtain possession or gain entry to the Property on completion owing to fire, earthquake, or other calamities, force majeure, or Act of God causing destruction of or damage to the Property or any part thereof or damage to other houses or buildings or portion of the building of which the Property form part.

19. Should the Purchaser fail to observe or comply with any of the terms and conditions herein contained (including but without limitation to any failure to pay the purchase price or any part thereof in the manner, on the dates and within the time herein stipulated) the Vendor may (without being obliged to tender an Assignment to the Purchaser) forthwith determine this Agreement by giving notice of termination in writing to the Purchaser or his solicitors to such effect and the Vendor shall thereupon be entitled to re-enter upon the Property and repossess the same if possession shall have been given to the Purchaser free from any right or interest of the Purchaser therein and the Vendor shall be entitled to forfeit all the said deposit or further deposits or instalments of the purchase price paid to the Vendor absolutely.

20. Upon determination or rescission of this Agreement pursuant to any provision herein, the Vendor may resell the Property either as a whole or in lots and either by public auction or by tender or by private contract or partly by one and partly by the other(s) of such methods subject to such stipulations as to title or otherwise as the Vendor may think fit and any increase in price on resale shall belong to the Vendor. Without prejudice to the Vendor's right to recover the actual loss which may flow from the Purchaser's breach of this Agreement, on such resale any deficiency in price shall be made good and all expenses attending such resale or any attempted resale shall be borne by the Purchaser and such deficiency and expenses shall be recoverable by the Vendor. This Clause shall not preclude or be deemed to preclude the Vendor from taking other steps or remedies to enforce the Vendor's rights hereunder or otherwise or prevent the Vendor from recovering, in addition to the above, damages representing interest paid or lost by him by reason of the Purchaser's failure. On the exercise of the Vendor's right to determine or rescind this Agreement pursuant to any provision herein, the Vendor shall have the right, if this Agreement shall have been registered at the Land Registry, to register at the Land Registry an instrument signed by the Vendor alone evidencing such determination or rescission as aforesaid of the sale of the Property and to vacate the registration of this Agreement and on the signing of the said instrument by the Vendor, the Purchaser shall be deemed to have been divested of any interest in the Property under this Agreement. Upon registration of such an instrument in the Land Registry, a tenant, purchaser, mortgagee or any other person dealing with the Vendor shall not be bound to see or enquire whether the Vendor was entitled to determine or rescind this Agreement and so far as regards the safety and protection of such tenant, purchaser or mortgagee or any other person this Agreement shall be deemed to have been duly terminated and the remedy (if any) of the Purchaser shall be against the Vendor in damages only.

21. In the event of the Vendor failing to complete the sale of the Property in accordance with the terms hereof, all moneys paid by the Purchaser to the Vendor pursuant to the provisions of this Agreement shall be returned to the Purchaser who shall also be entitled to recover from the Vendor damages (if any) which the Purchaser may sustain by reason of such failure on the part of the Vendor and it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution.

22. Nothing in this Agreement shall be so construed as to prevent either the Vendor or the Purchaser from bringing an action and obtaining a decree for specific performance of this Agreement either in lieu of the aforesaid damages or in addition to such damages as the party bringing such action may have sustained by reason of the breach by the other party to this Agreement and it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution before bringing such action for specific performance.

23. Notwithstanding anything herein provided, if the date fixed for completion of the sale and purchase of the Property and/or any of the date(s) stipulated for payment herein shall fall on a day which is not a business day (defined as a day on which The Hongkong and Shanghai Banking Corporation Limited is open for business in Hong Kong) or shall fall on a day on which typhoon signal No.8 or above is hoisted or the black rainstorm warning is issued in Hong Kong at any time between 9:30a.m. to 5:00p.m. on a weekday or at any time between 9:30a.m. to 12:30 p.m. on a Saturday, such date for completion or date(s) of payment (as the case may be) shall automatically be postponed to the next business day or such next succeeding day on which no such signal or warning is hoisted or issued (as the case may be).

24. Pursuant to Section 29B of the Stamp Duty Ordinance Cap.117, the Vendor and the Purchaser hereby state the specified information in Schedule 1 hereto to the best knowledge and belief of both parties.

25. The parties hereto hereby declare that they fully understand and acknowledge that no other date than the date of the said preliminary agreement, this Agreement and the date of the subsequent Assignment pursuant thereto (which respective dates will be filled in the Questionnaire Form I.R.S.D.112E for stamping purpose) may be claimed as the relevant dates for valuation of the Property for stamping.

26. The Vendor hereby undertakes at their own costs and expenses to discharge the Property from the existing Mortgage or Legal Charge on or before completion.

27. The Purchaser shall on completion pay and account to the Vendor any public utilities (if any) and management fees deposits and equipment fund in respect of the Property which are still subsisting and transferable.

28. If the Purchaser makes default in the payment of any money ("the money") or any part thereof to be payable, transferred or refunded to the Vendor hereunder (including but not limited to the deposit(s), the balance of the purchase price, utility and/or management deposit(s), if any, and money payable under the apportionment account) on the relevant due date(s), without prejudice to any other rights or remedies of the

Vendor against the Purchaser, the Vendor may at its absolute discretion charge interest on the money or such part thereof as shall for the time being remain unpaid at the rate of 2% per annum over the best lending rate from time to time stipulated by the Hongkong And Shanghai Banking Corporation Limited from the date or respective dates when the money or any part thereof falls due or becomes payable until the date(s) of payment. Such payment of interest shall be in addition to and shall be without prejudice to any other rights and remedies which the Vendor may have against the Purchaser on account of the Purchaser's default in payment on the due date(s) under this Agreement.

29. (a) In respect of each payment of purchase price or deposit(s) or any part thereof required to be made hereunder, the party making such payment ("the Payer") shall deliver to the party to whom such payment is to be made ("the Payee") a cashier order issued by a licensed bank in Hong Kong or a solicitor's cheque for the relevant amount.

(b) Where the purchase price or any part thereof is required to be applied by the Payee to discharge an existing mortgage, charge or incumbrance, or to pay any person(s) who will be a party to the assignment on completion of the sale and purchase herein, the Payee or the Payee's solicitors shall be entitled to require the Payer to split such payment and deliver to the Payee's solicitors one or more cashier order(s) or solicitor's cheque(s) issued in favour of the person(s) or party(ies) entitled to such payment(s) and a separate cashier order or a solicitor's cheque in favour of the Payee or the Vendor's solicitors for the balance. The provisions of paragraph (a) above shall apply to such cashier orders and solicitor's cheques.

(c) The Payer shall not be deemed to have discharged the obligation to make payment hereunder unless in making such payment, the Payer also complies with the provisions of this Clause.

30. Any notice, request or other communication given by or on behalf of any party hereto pursuant to or in connection with this Agreement shall be deemed to have been validly given if addressed to the party to whom the notice is given or such party's solicitors. Any such notice, request, or other communication, if addressed to the party to whom it is given at such party's address in Hong Kong herein mentioned or such other address in Hong Kong as may from time to time be notified in writing by such party to the other party or his solicitors, or if addressed to the solicitors of such party at its office address, shall be deemed to have been validly given :-

(a) if delivered by hand, at the time of such delivery; and

(b) if sent by ordinary prepaid post, forty-eight(48) hours after the date of posting.

31. If the Purchaser shall fail or refuse to complete the purchase herein in a accordance with this Agreement, the Purchaser shall in additional to any other liabilities, be liable to compensate the Vendor the estate agent's commission paid pursuant to the Provisional Agreement.

32. Words importing the singular number shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and the neuter gender.

33. The parties hereto agree and declare that this Agreement sets out the full agreement between the parties and that their rights and liabilities relating to the sale and purchase of the Property are governed solely by this Agreement and that neither of them is bound by any statements or representations not contained herein.

34. It is hereby certified that the transaction hereby effected does not form part of a larger transaction or of a series of transaction in respect of which the amount or value or the aggregate amount or value of the consideration exceeds HK$20,000,000.00.

35. The Property comprises non-residential property within the meanings of Section 29A(1) of the Stamp Duty Ordinance (Cap.117).

36. Notwithstanding any terms contained in this Agreement to the contrary, if the sale and purchase herein cannot be completed as scheduled herein owing to the fact that :-

(a) the Vendor or the Purchaser (or, in case of the Vendor or the Purchaser being a corporation, all the directors of the corporation or sufficient of them to constitute a quorum at directors' meeting) is/are required to be hospitalized for being or suspected of being infected with "Influenza A (H1N1)" or "Swine Influenza", the variety of atypical pneumonia known as "SARS" or any other contagious disease/virus/bacteria or any of the scheduled infectious diseases or the scheduled infectious agents under the Prevention and Control of Disease Ordinance (Cap. 599) ("the PCDO") (collectively known as "the Diseases") or isolated/quarantined/detained under the provisions of the PCDO or other similar legislation during the period before but inclusive of the date for completion scheduled herein, completion of the sale and purchase herein shall be postponed to on or before the day that is within 3 business days after the Vendor or the Purchaser (or, in case of the Vendor or the Purchaser being a corporation, all the directors of the corporation or sufficient of them to constitute a quorum at directors' meeting) is/are discharged from hospitalization or is/are no longer required to be so isolated/quarantined/detained; and/or

(b) the offices of the Vendor's solicitors or the Purchaser's solicitors or the intending mortgagee of the Purchaser or the existing mortgagee of the Vendor (as the case may be) is/are required to be closed for carrying out disinfecting procedure by reason of the occurrence of any of the Diseases during the period before but inclusive of the date for completion scheduled herein, completion of the sale and purchase herein shall be postponed to on or before the day that is within 3 business days after their offices (as the case may be) are re-open; and/or

(c) the proprietor or all the partners of the firm(s) of the Vendor's or the Purchaser's solicitors is/are required to be hospitalized for being or

suspected of being infected with any of the Diseases or isolated/quarantined/detained under the provisions of the PCDO or other similar legislation during the period before but inclusive of the date for the completion scheduled herein, completion of the sale and purchase herein shall be postponed to on or before the day that is within 3 business days after such proprietor and/or any one of such partners is/are discharged from hospitalization or is/are no longer required to be isolated/quarantined/detained; and/or

(d) (where the Property is to be sold with vacant possession) the Property and/or the building/estate of which the Property forms part is isolated/quarantined/closed under the provisions of PCDO or other similar legislation during the period before but inclusive of the date for completion scheduled herein and rendering the Vendor not being able to deliver vacant possession of the Property , completion of the sale and purchase herein shall be postponed to on or before the day that is within 3 business days after the Property or the building/estate of which the Property forms part is no longer required to be so isolated/quarantined/closed.

37. The Contracts (Rights of Third Parties) Ordinance, Cap.623 shall not apply to this Agreement and unless specifically herein provided no person other than the parties to this Agreement shall have any rights under it nor shall it be enforceable by any person other than the parties to it.

SCHEDULE 1

PART A

The Vendor

Names : FENBO INDUSTRIES LIMITED (暉寶實業有限公司)

Registered Office : Flat J, 19th Floor, World Tech Centre, 95 How Ming Street, Kwun Tong Kowloon, Hong Kong.

Business Registration No.: 17270686-000-06-22-A

PART B

The Purchaser

Names : LI KIN SHING (李 建 成)

Address : Flat D on 51st Floor of Tower 1 of Sorrento, No.1 Austin Road West , Kowoon, Hong Kong.

Identification Number: Holder of Hong Kong Identity Card No.E401735(1).

PART C

The Property

ALL THOSE 2,009 equal undivided 427,554th parts or shares of and in ALL THAT piece or parcel of ground registered in the Land Registry as THE RAMAINING PORTION OF KWUN TONG INLAND LOT NO.195 And of and in the messuages erections and buildings thereon now known as "WORLD TECH CENTRE (世 達 中 心)" No.95 How Ming Street, Kwun Tong, Kowloon, Hong Kong ("the Building") Together with the sole and exclusive right and privilege to hold use occupy and enjoy ALL THAT UNIT J on the 19TH FLOOR of the Building Subject to a Deed of Mutual Covenant and Management Agreement registered in the Land Registry by Memorial No.UB5636489 and Subject to the payment of due proportion of Government rent and Premium (if any) and Subject to and with the benefit of all easements (if any) subsisting therein and Subject to and with the benefit of all rights of way (if any).

PART D

The Property is non-residential property within the meanings of Section 29A(1) of the Stamp Duty Ordinance Cap.117.

PART E

This Agreement was made on the date as specified on page one.

PART F

The Preliminary Agreement

Nil.

PART G

The agreed date for Completion shall be on or before 28th February 2023.

PART H

The agreed consideration for the conveyance on sale that is to, or may, take place pursuant to this Agreement is DOLLARS THIRTEEN MILLION EIGHT HUNDRED AND EIGHTY THOUSAND ONLY HONG KONG CURRENCY (HK$13,880,000.00).

PART I

Amount or value of any other consideration which each person executing the document knows has been paid or given or has been agreed to be paid or given to any person for or in connection with the agreement for sale or any conveyance on sale (excluding legal expenses and estate agent's commission (if any)) : NIL

SCHEDULE 2

Payment of Purchase Price

The purchase price of HK$13,880,000.00 shall be paid by the Purchaser to the Vendor upon signing of this Agreement for sale and purchase.

SCHEDULE 3

Vendor's capacity

The Vendor shall as Beneficial Owner assign the Property in accordance with the provisions of this Agreement.

SIGNED by LI Siu Lun Allan)
for and on behalf of the Vendor)
in the presence of:-)

For and on behalf of
暉寶實業有限公司
FENBO INDUSTRIES LIMITED

Authorized Signature(s)

Wong Kee Ho
Solicitor, Hong Kong SAR.
CFN Lawyers

SIGNED by the Purchaser)
)
in the presence of :)

Li Wai Kwong
Solicitor, Hong Kong SAR
LI WAI KWONG & CO SOLICITORS

INTERPRETED to the Purchaser by:

Li Wai Kwong
Solicitor, Hong Kong SAR
LI WAI KWONG & CO SOLICITORS

RECEIVED the day and year first above written of and from the Purchaser the above mentioned purchase price of DOLLARS THIRTEEN MILLION EIGHT HUNDRED AND EIGHTY THOUSAND Hong Kong Currency.	))))) HK$13,880,000.00

For and on behalf of
峰寶實業有限公司
FENBO INDUSTRIES LIMITED

....
Authorized Signature(s)

The Vendor

Dated the 16th day of November 2022

FENBO INDUSTRIES LIMITED

and

LI KIN SHING

****

Agreement for sale and purchase

****

CFN LAWYERS
Room Nos.4101-4104, 41st Floor,
Sun Hung Kai Centre,
30 Harbour Road,
Wanchai, Hong Kong.

Ref: Samuel Wong